Exhibit 99.1

Selectis Health, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

1

Selectis Health, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

Introductory Note

On January 15, 2026, certain wholly-owned subsidiaries (collectively the “Sellers”) of Selectis Health, Inc. (the “Company”) ATL/WARR, LLC and PROVIDENCE HR, LLC, each a Georgia limited liability company, consummated a definitive Purchase and Sale Agreement (“PSA”) with GA SNF SPARTA GA LLC and GA SNF WARRENTON GA LLC, both limited liability companies (“Purchaser”) Pursuant to the PSA, each Seller agreed to sell substantially all of the real and personal property owned by each ( the “Disposition”), namely the skilled nursing facilities located at (i) 60 Providence Street, Sparta, Georgia, 31087, upon which is located that certain 71-bed skilled nursing facility commonly known as “Providence of Sparta Health and Rehabilitation” (the “Sparta Facility”), and (ii) 813 Atlanta Highway, Warrenton, Georgia, 30828, upon which is located that certain 110-bed skilled nursing facility commonly known as “Warrenton Health and Rehabilitation” (the “Warrenton Facility” and together with the Sparta Facility, the “Facilities”).

The purchase price to be paid by Purchaser for the two (2) Facilities under the PSA. was an aggregate of $13.175 million, subject to certain prorations, holdbacks and adjustments customary in transactions of this nature. The Purchaser had a balance of $1.3 million of escrows established at closing, which may be released to Sellers in the future unless Purchaser asserts claims for indemnity under the PSA. The Sellers retained the right to pursue and collect amounts from tenants relating to pre-closing periods (including amounts relating to pre-closing periods that have been deferred and are to be repaid by tenants sometime after the closing date). Shortly after closing, the Company used a substantial portion of the net proceeds to pay in full certain transaction costs, an existing facility mortgage, existing note obligations, an existing contractual obligation and other miscellaneous expenses. The Company expects to use the balance for working capital.

Concurrently with the consummation of the PSA, the controlled lease operators of the Facilities (“Old Operators”) consummated an Operations Transfer Agreement (“OTA”) with controlled subsidiaries of the Purchasers (“New Operators”) under which all assets and operations of Old Operators were transferred to New Operators. No additional or separate consideration was paid by New Operators for the assets and operations so assigned.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 are presented as if the transactions described above had occurred as of January 1, 2024. The below unaudited pro forma condensed consolidated balance sheet gives effect to the Disposition as if the transaction had occurred on September 30, 2025.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from our historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Disposition, factually supportable, and with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on our consolidated results. Actual adjustments, however, may differ materially from the information presented. Pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the Disposition. In addition, the unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of what the financial position or income statement results would have actually been had the Disposition occurred on the dates indicated. As a result of the factors above, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of our future consolidated financial performance or results.

2

Selectis Health, Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2025

(Unaudited, in thousands, except share amounts)

		Pro Forma Adjustments
	Historical (1)	Disposition		Other		Pro Forma Total
Assets:
Cash and cash equivalents	$417	$12,757	(A),(B)	$(6,226	)(C),(D)	$6,948
Accounts receivable, net	3,194	(730	)(B)	—		2,464
Prepaid expenses and other assets	345	132	(B)	—		477
Restricted cash	807	(632	)(B)	—		175
Property and equipment, net	27,425	(4,070	)(B)	—		23,355
Goodwill	1,077	—		—		1,077
Total assets	$33,265	$7,457		$(6,226)		$34,496

Liabilities:
Accounts payable and accrued expenses	$7,203	$(1,206	)(B)	$—		$5,997
Dividends payable	83	—		—		83
Debt, related parties	775	—		—		775
Debt, net of issuance costs of $439	30,277	—		(5,826	)(C)	24,451
Lines of credit	74	—		—		74
Lease security deposit	105	—		—		105
Other liabilities	400	—		(400	)(D)	-
Total liabilities	$38,917	$(1,206)		$(6,226)		$31,485

Commitments and Contingencies

Stockholders’ Equity
Series A Preferred stock- no dividends, $2.00 stated value, non-voting; 2,000,000 shares authorized, 200,500 shares issued and outstanding at September 30, 2025	$401	$—		$—		$401
Series D Preferred Stock - 8% cumulative, convertible, $1.00 stated value, non-voting; 1,000,000 shares authorized, 375,000 shares issued and outstanding at September 30, 2025	375	—		—		375
Common stock - $0.05 par value; 800,000,000 shares authorized, 3,067,059 shares issued and outstanding at September 30, 2025 (2)	153	—		—		153
Additional paid-in capital	13,852	(1,014	)(A),(B)	—		12,838
Accumulated deficit	(20,433)	9,677		—		(10,756)
Total stockholders’ equity	(5,652)	8,663		-		3,011
Total liabilities and stockholders’ equity	$33,265	$7,457		$(6,226)		$34,496

(1) Historical financial information of Selectis Health, Inc. is derived from its Quarterly Report filed on Form 10-Q for the period ended September 30, 2025.

(2) Historical and pro forma shares issued and outstanding represent Selectis Health, Inc. common stock as of September 30, 2025 as filed in its Quarterly Report on Form 10-Q.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

3

Selectis Health, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2025

(Unaudited, in thousands, except per share amounts)

	Transaction Accounting Adjustments
	Company Historical (1)	Sold Assets		Mortgage Repayment		Company Pro Forma
Revenues:
Healthcare revenue	$31,768	$(6,925	)(B)	$—		$24,843
	31,768	(6,925)		—		24,843
Expenses:
Property taxes, insurance and other	24,756	(5,282	)(B)	—		19,474
General and administrative	6,748	(1,450	)(B)	—		5,298
Provision for credit losses	343	269	(B)	—		612
Depreciation and amortization	1,090	(155	)(B)	—		935
	32,937	(6,618)		—		26,319
Loss from operations	(1,169)	(307)		—		(1,476)

Other income (expense):
Interest expense, net	(974)	—		109	(C)	(865)
Income from employee retention credits	986	(214	)(B)	—		772
Other income, net	945	—		—		945
	957	(214)		109		852
(Loss) income before tax expense	(212)	(521)		109		(624)
Tax expense	-	-		-		-
Net loss	$(212)	$(521)		$109		$(624)
Series D preferred dividends	(30)	—		—		(30)
Net loss attributable to common stockholders	$(242)	$(521)		$109		$(654)

Per share data:
Basic and diluted	$(0.08)					$(0.21)
Basic and diluted - average shares outstanding	3,067,059					3,067,059

(1) Historical financial information of Selectis Health, Inc. is derived from its Quarterly Report filed on Form 10-Q for the period ended September 30, 2025.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

4

Selectis Health, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2024

(Unaudited, in thousands, except per share amounts)

	Transaction Accounting Adjustments
	Company	Sold		Mortgage		Company
	Historical (1)	Assets		Repayment		Pro Forma

Revenues:
Rental revenue	$321	$—		$—		$321
Healthcare revenue	39,171	(8,136	)(B)	—		31,035
	39,492	(8,136)		—		31,356
Expenses:
Property taxes, insurance and other	30,359	(6,525	)(B)	—		23,834
General and administrative	9,250	(2,148	)(B)	—		7,102
Provision for credit losses	1,043	323	(B)	—		1,366
Depreciation and amortization	1,570	(210	)(B)	—		1,360
	42,222	(8,560)		—		33,662
Loss from operations	(2,730)	424		—		(2,306)

Other income (expense):
Interest expense, net	(2,047)	—		233	(C)	(1,814)
Gain on sale of assets	2,112	—		—		2,112
Other income, net	240	—		—		240
	305	-		233		538
(Loss) income before tax expense	(2,425)	424		233		(1,768)
Tax expense	-	-		-		-
Net loss	$(2,425)	$424		$233		$(1,768)
Series D preferred dividends	(23)	—		—		(23)
Net loss attributable to common stockholders	$(2,448)	$424		$233		$(1,791)

Per share data:
Basic and diluted	$(0.80)					$(0.58)
Basic and diluted - average shares outstanding	3,067,059					3,067,059

(1) Historical financial information of Selectis Health, Inc. is derived from its Annual Report filed on Form 10-K for the year ended December 31, 2024.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

5

Selectis Health, Inc.

Notes to unaudited pro forma condensed consolidated financial statements

(Amounts in thousands)

1. Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2024 and the nine months ended September 30, 2025 give effect to the Disposition as if it were completed on January 1, 2024. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 gives effect to the Disposition as if it were completed on September 30, 2025.

The pro forma financial statements have been derived from the historical consolidated financial statements of the Company. The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Disposition, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company’s consolidated operating results.

2. Pro Forma Adjustments

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

(A)	Reflects the estimated cash proceeds from the Disposition, net of estimated transaction costs and estimated current tax expense due to the recognition of taxable gain on the Disposition, as if the transaction were completed on September 30, 2025. These transaction costs have not been reflected in the unaudited pro forma condensed consolidated statements of operations as they will not have an ongoing impact on the Company.

(B)	Reflects the Company’s consolidated statements of operations for the years end December 31, 2024 and 2023, as contained in the financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2025, and the Company’s condensed consolidated balance sheet as of September 30, 2025, as contained in the financial statements presented in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed with the SEC on November 14, 2025.

(C)	Reflects the repayment of the mortgage loan ($5,826) net of the write-off of related unamortized loan costs ($3) for the nine months ended September 30, 2025 and ($10) for the year ended December 31, 2024, respectively. In addition, reflect the write-off of ($106) and ($223) for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively.

(D)	Reflects the repayment of a ($400) deposit held by the Company from a previous potential buyer that was returned as conditions of the sale.

6